CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Federal Limited-Term Tax-Free Income Fund (the "Registration Statement") of our report dated April 15, 2008, relating to the financial statements and financial highlights which appear in the February 29, 2008 Annual Report to Shareholders of Franklin Federal Limited-Term Tax-Free Income Fund, which is also incorporated by reference in such Registration Statement. We also consent to the reference to us under item 5. "Representations and Warranties by the Target Trust on behalf of Target Fund" in Exhibit A to the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the N-1A registration statement of Franklin Federal Limited-Term Tax-Free Income Fund dated July 1, 2008, which also appears in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated November 16, 2007, relating to the financial statements and financial highlights of Franklin New York Limited-Term Tax-Free Income Fund which appear in the September 30, 2007 Annual Report to Shareholders of Franklin New York Tax-Free Trust, which is also incorporated by reference in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated August 19, 2008, relating to the financial statements and financial highlights of Franklin California Limited-Term Tax-Free Income Fund which appear in the June 30, 2008 Annual Report to Shareholders of Franklin California Tax-Free Trust, which is also incorporated by reference in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 28, 2008